Exhibit 10.3

Amendment to

COLLABORATION AGREEMENT

BY AND BETWEEN

ZBB Energy Corporation

AND

Honam Petrochemical Corporation (now known as LOTTE Chemical Corporation)
Dated 3/25/11

(“Agreement”)

This Amendment is effective as of December 16, 2013 (the “Effective Date”), and is by and between LOTTE CHEMICAL CORPORATION (“LOTTE”), a division of LOTTE Group, a Korean company having its place of business at The LOTTE Tower Building, 395-67 Shindaebang-Dong, Dongjak-Gu, Seoul, the Republic of Korea, and ZBB ENERGY CORPORATION (“ZBB”), a Wisconsin Corporation having its place of business at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin, USA.

The attached Appendix contains the patent application schedule, as agreed between ZBB and LOTTE.

Article 5 of the Agreement is amended as follows:

1.  The first paragraph of Section 5.4 of the Agreement is deleted and replaced with the following:

“ZBB shall file any patent applications developed as part of the Project, and the Parties shall each be co-assignees of any such patent applications and resulting patents.  Notwithstanding the foregoing, if LOTTE files any patent applications, the Parties shall each be co-assignees of any such patent applications and resulting patents. The Parties will share all patent filing, prosecution and examination costs, any patent maintenance fees, and all other costs of procuring and maintaining such patents on an equal, 50-50 basis.  If either Party ceases to pay its share of such costs, its co-ownership rights shall pass to the other Party.”

2.  Section 5.6 of the Agreement is deleted and replaced with the following:

“In any action to enforce the Parties’ patent rights, the Parties must agree to file any such litigation.  Once the parties agree to file litigation, both Parties shall cooperate with each other in any such litigation, share equally in the costs of any such litigation and share equally in the recovery of any damages.”

3.  Section 5.7 of the Agreement is deleted.

4.  Section 5.8 of the Agreement is deleted.

5.  Section 5.9 of the Agreement is deleted.

Agreed:

LOTTE Chemical Corporation	ZBB Energy Corporation

By: /s/ D. W. Lee	By: /s/ Eric C. Apfelbach
Name: Dong Woo Lee	Name: Eric Apfelbach
Title: Chief Research Director	Title: President & CEO
Signature Date: December 16, 2013	Signature Date: December 16, 2013